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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-48824 and 333-48828) pertaining to the 1989 Stock Plan and the 1993 Employee Stock Purchase Plan of SONICblue Incorporated, of our report dated February 1, 2001 (except for the last three paragraphs of Note 17, as to which the date is March 30, 2001), with respect to the consolidated financial statements and schedule of SONICblue Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ ERNST & YOUNG LLP
San Jose, California
March 30, 2001